MediaOne Group, Inc.
Key Operating Statistics- Pro Forma (1)
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

                                             For the Quarter Ended
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

                                      Mar. 31,     Dec. 31,     Mar. 31,
In thousands                            1999          1998        1998
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OPERATING STATISTICS (Venture Level)-
INTERNATIONAL BROADBAND
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U.K. and European Cable/Telephone (2)
  Homes Passed                        5,419        5,369        5,252
  Video Customers                     1,926        1,896        1,795
  Telephone Lines                     1,679        1,600        1,400
  Internet Access Customers              45           37           20

Asian Cable/Telephone
  Homes Passed                        1,787        1,756        1,413
  Video Customers                       283          265          202
  Telephone Lines                         7            5            1
  Internet Access Customers               2            2            -


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OPERATING STATISTICS (Venture Level)-
INTERNATIONAL WIRELESS
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One 2 One
  POPs                               58,000       58,000       58,000
  Customers                           2,250        1,921        1,198
  Customer Growth (Y/Y)                87.8%        89.4%        93.2%

Central European Wireless
  POPs                               63,900       63,900       63,900
  Customers                           2,520        2,205        1,444
  Customer Growth (Y/Y)                74.5%        87.2%       103.1%

Asian and Other Wireless
  POPs                               76,900       76,900       76,900
  Customers                             155          152          116

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OPERATING STATISTICS (Venture Level)-
TOTAL INTERNATIONAL SUBSCRIPTIONS
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  Video Customers                     2,209        2,161        1,997
  Wireless Customers                  4,925        4,278        2,758
  Telephone Lines                     1,686        1,605        1,401
  Internet Access Customers              47           39           20
                                     ---------    ---------    ---------
  Total International
   Subscriptions                      8,867        8,083        6,176
     Growth (Y/Y)                      43.6%        44.4%        43.4%
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(1) Results reflect pro forma adjustments for acquisitions, dispositions and other asset transactions.
(2) MediaOne International changed its ownership in Telewest from 26.8% in 2nd QTR 1998 to 21.6% in 3rd QTR 1998, 29.9% in 4th
    QTR 1998, and 29.8% in 1st QTR 1999.
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